UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/12/2014

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 12, 2014, Cytec Industries Inc. (the “Company”) issued $250 million aggregate principal amount of its 3.95% Senior Notes due 2025 (the “Notes”) in a registered public offering pursuant to an underwriting agreement, dated November 5, 2014 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Exhibit A thereto. The Notes were registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-186862). The Underwriting Agreement was previously filed as Exhibit 1.1 to the Form 8-K filed on November 6, 2014, by the Company and is incorporated by reference herein.

The Notes were issued pursuant to an indenture, dated as of March 15, 1998, as amended by a first supplemental indenture, dated as of May 11, 1998 and a fourth supplemental indenture, dated as of November 12, 2014 (together, the “Indenture”), between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, National Association, as successor to PNC Bank, National Association, as trustee.

The Notes bear interest at a rate of 3.95% per annum and mature on May 1, 2025. Interest will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2015. The Notes are the Company’s senior unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness. The Notes will rank senior in right of payment to any future indebtedness that specifically is subordinated to the Notes and will be effectively subordinated to any existing and future secured indebtedness.

If a change of control triggering event (as defined in the Indenture) occurs, the Company will be required to make an offer to repurchase the Notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. The Notes may be redeemed, in whole or in part, at the Company’s option at any time or from time to time. If the Company chooses to redeem the Notes on any redemption date before February 1, 2025, the redemption price for the Notes will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed to February 1, 2025 discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in the Indenture), plus 25 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date. If the Company chooses to redeem the Notes on or after February 1, 2025, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. A copy of the Form of Note and the Fourth Supplemental Indenture is attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

On November 12, 2014, the Company announced the total consideration of its cash tender offer for any and all of its 6.0% Notes due 2015. A copy of the press release dated November 12, 2014 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

4.1	Form of Note for the Registrant’s 3.95% Senior Notes due 2025.

4.2	Fourth Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated November 12, 2014.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: November 12, 2014	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Form of Note for the Registrant’s 3.95% Senior Notes due 2025.

4.2	Fourth Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated November 12, 2014.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated November 12, 2014.